EXHIBIT 99.4
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL CONDITION AS OF SEPTEMBER 30, 2017 REFLECTING THE INTEGRATED MERGERS
The following unaudited pro forma condensed combined statement of financial condition gives effect to the acquisition by OceanFirst Financial Corp. (“OceanFirst”) of Sun Bancorp, Inc. (“Sun”) using the acquisition method of accounting assuming the acquisition was consummated on September 30, 2017. Sun was acquired by OceanFirst on January 31, 2018.

	OceanFirst (As Reported)	Sun (As Reported)	Adjustments to Reflect Acquisition of Sun		OceanFirst (Pro-forma)
(in thousands)
Assets
Cash and due from banks, interest-earning bank balances and restricted cash	$255,258	$94,458	$(103,984)	(a)	$245,732
Securities and Federal Home Loan Bank Stock	828,491	271,584	(7,239)	(b)	1,092,836
Loans receivable, net and loans held for sale	3,870,447	1,574,498	(30,967)	(c)	5,413,978
Other assets	242,484	141,074	(2,780)	(d)	380,778
Deferred tax asset	29,718	47,872	27,469	(e)	105,059
Core deposit intangible	9,380	—	11,876	(f)	21,256
Goodwill	148,134	38,188	161,239	(g)	347,561
Total assets	$5,383,912	$2,167,674	$55,614		$7,607,200
Liabilities and Stockholders’ Equity
Deposits	$4,350,259	$1,682,494	$(1,163)	(h)	$6,031,590
Federal Home Loan Bank advances and other borrowings	390,978	142,784	(14,840)	(i)	518,922
Other liabilities	46,423	13,797	(2,339)	(j) (k)	57,881
Total liabilities	4,787,660	1,839,075	(18,342)		6,608,393
Stockholders’ equity
Common stock	336	95,673	(95,522)	(l)	487
Additional paid-in capital	353,817	508,869	(106,465)	(l)	756,221
Retained earnings (loss)	266,053	(271,448)	271,448	(l)	266,053
Accumulated other comprehensive loss	(5,037)	(1,798)	1,798	(l)	(5,037)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(2,549)	—	—		(2,549)
Deferred compensation plans trust	—	(1,276)	1,276	(l)	—
Treasury stock	(16,368)	(1,421)	1,421	(l)	(16,368)
Total stockholders’ equity	596,252	328,599	73,956		998,807
Total liabilities and stockholders’ equity	$5,383,912	$2,167,674	$55,614		$7,607,200
See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME FOR THE YEAR ENDED
DECEMBER 31, 2016 REFLECTING THE OCEANFIRST BUSINESS COMBINATIONS
The following unaudited pro forma condensed combined statement of income for the year ended December 31, 2016 gives effect to OceanFirst’s acquisition of Sun using the acquisition method of accounting assuming that each of the OceanFirst business combinations (with separate columns to present the pro forma effect of the Integrated Mergers (as defined in Note 1), the acquisition of Ocean Shore Holding Co. (“Ocean Shore”) and the acquisition of Cape Bancorp, Inc. (“Cape”) (together, the “OceanFirst business combinations”)) assuming that each OceanFirst business combination became effective on January 1, 2016.

	OceanFirst (As Reported)	Ocean Shore (January 1, 2016 to November 30, 2016)	Adjustments to Reflect OceanFirst’s Acquisition of Ocean Shore		OceanFirst (Pro-forma with Ocean Shore)	Cape (January 1, 2016 to May 2, 2016)	Adjustments to Reflect OceanFirst’s Acquisition of Cape		OceanFirst (Pro-forma with Cape)	Sun (As Reported)	Adjustments to Reflect OceanFirst’s Acquisition of Sun		OceanFirst (Pro-forma)
(in thousands, except per share amounts)
INTEREST INCOME
Loans	$122,962	$29,701	$3,016	(m)	$155,679	$18,207	$1,110	(m)	$174,996	$62,014	$12,009	(m)	$249,019
Securities and other	10,463	2,511	—		12,974	1,778	(78)	(n)	14,674	7,596	350	(n)	22,620
Total interest income	133,425	32,212	3,016		168,653	19,985	1,032		189,670	69,610	12,359		271,639
INTEREST EXPENSE
Deposits	7,517	2,350	(449)	(o)	9,418	1,349	(130)	(o)	10,637	5,958	1,015	(o)	17,610
Borrowed funds	5,646	3,053	—		8,699	3,108	(75)	(p)	11,732	4,748	1,013	(p)	17,493
Total interest expense	13,163	5,403	(449)		18,117	4,457	(205)		22,369	10,706	2,028		35,103
Net interest income	120,262	26,809	3,465		150,536	15,528	1,237		167,301	58,904	10,331		236,536
Provision (reversal of provision) for loan losses	2,623	561	—		3,184	1,216	—		4,400	(1,682)	—		2,718
Net interest income after provision for loan losses	117,639	26,248	3,465		147,352	14,312	1,237		162,901	60,586	10,331		233,818
NON-INTEREST INCOME
Fees and service charges	17,915	3,177	—		21,092	1,376	—		22,468	9,833	—		32,301
Net gain on sale of loans available for sale	986	—	—		986	93	—		1,079	101	—		1,180
Net (loss) gain on sale of investment securities available for sale	(12)	(527)	—		(539)	61	—		(478)	426	—		(52)
Other	1,523	468	—		1,991	700	—		2,691	3,029	—		5,720
Total non-interest income	20,412	3,118	—		23,530	2,230	—		25,760	13,389	—		39,149
NON-INTEREST EXPENSE
Compensation and employee benefits	47,105	20,754	—		67,859	7,496	—		75,355	34,971	—		110,326
Occupancy and equipment	13,436	4,549	76	(q)	18,061	1,615	(26)	(q)	19,650	13,774	(285)	(q)	33,139
Other operating expenses	25,018	4,182	—		29,200	4,379	—		33,579	16,208	—		49,787
Amortization of core deposit intangible	623	92	1,251	(r)	1,966	62	225	(r)	2,253	—	2,159	(r)	4,412
Expense from prepayment of borrowings	136	6,717	—		6,853	749	—		7,602	—	—		7,602
Merger related expenses	16,534	2,768	(5,743)	(s)	13,559	4,237	(17,796)	(s)	—	—	—		—
Total non-interest expense	102,852	39,062	(4,416)		137,498	18,538	(17,597)		138,439	64,953	1,874		205,266
Income before provision (benefit) for income taxes	35,199	(9,696)	7,881		33,384	(1,996)	18,834		50,222	9,022	8,457		67,701
Provision (benefit) for income taxes	12,153	(4,494)	2,758	(t)	10,417	984	6,592	(t)	17,993	(52,395)	(2,960)	(t)	(37,362)
Net income (loss)	$23,046	$(5,202)	$5,123		$22,967	$(2,980)	$12,242		$32,229	$61,417	$11,417		$105,063
Net income per common share
Basic	$1.00	$(0.65)	$—		$0.76	$(0.23)	$—		$0.98	$3.26	$—		$2.20
Diluted	$0.98	$(0.64)	$—		$0.75	$(0.23)	$—		$0.96	$3.24	$—		$2.17
Weighted Average Common Shares
Basic	23,093	8,039	(915)	(u)	30,217	12,815	(10,092)	(u)	32,940	18,843	(3,987)	(u)	47,796
Diluted	23,526	8,101	(922)	(u)	30,705	13,107	(10,322)	(u)	33,490	18,933	(4,006)	(u)	48,417
See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
REFLECTING THE INTEGRATED MERGERS
The following unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2017 gives effect to OceanFirst’s acquisition of Sun using the acquisition method of accounting assuming the acquisition was consummated on January 1, 2017. Sun was acquired by OceanFirst on January 31, 2018.

	OceanFirst (As Reported)	Sun (As Reported)	Adjustments to Reflect OceanFirst’s Acquisition of Sun		OceanFirst (Pro-forma)
(in thousands, except per share amounts)
INTEREST INCOME
Loans	$127,679	$48,557	$9,004	(m)	$185,240
Securities and other	13,244	6,034	263	(n)	19,541
Total interest income	140,923	54,591	9,267		204,781
INTEREST EXPENSE
Deposits	8,821	5,038	761	(o)	14,620
Borrowed funds	5,389	3,883	760	(p)	10,032
Total interest expense	14,210	8,921	1,521		24,652
Net interest income	126,713	45,670	7,746		180,129
Provision (reversal of provision) for loan losses	3,030	(831)	—		2,199
Net interest income after provision for loan losses	123,683	46,501	7,746		177,930
NON-INTEREST INCOME
Fees and service charges	17,987	6,484	—		24,471
Other	2,337	2,782	—		5,119
Total non-interest income	20,324	9,266	—		29,590
NON-INTEREST EXPENSE
Compensation and employee benefits	46,138	26,669	—		72,807
Occupancy and equipment	12,971	10,111	(214)	(q)	22,868
Other operating expenses	24,932	9,518	—		34,450
Amortization of core deposit intangible	1,544	—	1,619	(r)	3,163
Branch consolidation expenses	6,939	—	—		6,939
Merger related expenses	6,300	562	(6,862)	(s)	—
Total non-interest expense	98,824	46,860	(5,457)		140,227
Income before provision for income taxes	45,183	8,907	13,203		67,293
Provision (benefit) for income taxes	12,669	3,282	4,621	(t)	20,572
Net income	$32,514	$5,625	$8,582		$46,721
Net income per common share
Basic	$1.01	$0.30	$—		$0.99
Diluted	$0.98	$0.29	$—		$0.97
Weighted Average Common Shares
Basic	32,073	19,045	(4,030)	(u)	47,088
Diluted	33,110	19,162	(4,055)	(u)	48,217
See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements
Note 1. Description of OceanFirst Business Combinations
Business Combination with Sun
On January 31, 2018, OceanFirst completed its previously announced acquisition of Sun pursuant to an Agreement and Plan of Merger, dated as of June 30, 2017, under which, (i) Mercury Merger Sub Corp., a wholly-owned subsidiary of OceanFirst (“Merger Sub”), merged with and into Sun, with Sun continuing as the surviving corporation in such merger and as a wholly-owned subsidiary of OceanFirst (which we refer to as the “First-Step Merger”); (ii) immediately thereafter, Sun, as the surviving corporation in the First-Step Merger, merged with and into OceanFirst (which merger, together with the First-Step Merger, we refer to as the “Integrated Mergers”), with OceanFirst being the surviving corporation; and (iii) immediately thereafter, Sun National Bank merged with and into OceanFirst Bank, National Association, with OceanFirst Bank, National Association, being the surviving bank (which merger, together with the Integrated Mergers, we refer to as the “Transactions”).
At the time the First-Step Merger was completed, each issued and outstanding share of Sun common stock, except for certain shares of Sun common stock owned by Sun or OceanFirst, was converted into the right to receive either (i) the cash consideration, which is an amount in cash equal to $24.99 (which is the sum of (A) $3.78 plus (B) $21.21, which is the product of 0.7884 multiplied $26.9058, the volume weighted average trading price for shares of OceanFirst common stock on the NASDAQ Global Select Market (as reported by The Wall Street Journal) for the five trading day period ending on January 30, 2018 (the “OceanFirst share closing price”)), or (ii) the stock consideration, which is 0.9289 shares of OceanFirst common stock (which is a number of shares of OceanFirst common stock equal to the quotient of (A) the cash consideration divided by (B) the OceanFirst share closing price). The elections of the holders of Sun common stock were subject to the allocation and proration provisions of the merger agreement. The aggregate amount of cash consideration is approximately $72.4 million with 2,895,825 shares of Sun common stock being converted into the right to receive the cash consideration, and the remaining shares of Sun common stock being converted into the right to receive the stock consideration. The number of shares of OceanFirst common stock issuable as the stock consideration is 15,092,990. Based on the results of the elections, the cash consideration is oversubscribed. Accordingly, (i) all of the Sun shares with respect to which a valid stock election was made, and all of the non-election shares under the merger agreement, were converted into the right to receive the stock consideration and (ii) 34% of the Sun shares with respect to which a valid cash election was made (the “Cash Election Shares”) were converted into the right to receive the cash consideration, while the remaining 66% of the Cash Election Shares were converted into the right to receive the stock consideration.
Business Combination with Ocean Shore
On November 30, 2016, OceanFirst completed the Ocean Shore acquisition. Pursuant to the terms of the definitive agreement governing the Ocean Shore acquisition, (i) a wholly-owned subsidiary of OceanFirst merged with and into Ocean Shore, with Ocean Shore surviving; (ii) immediately thereafter, Ocean Shore merged with and into OceanFirst, with OceanFirst surviving; and (iii) immediately thereafter, Ocean City Home Bank merged with and into OceanFirst Bank, with OceanFirst Bank surviving. The total consideration paid by OceanFirst in the Ocean Shore acquisition was $180.7 million, including cash consideration of $28.4 million.
Business Combination with Cape
On May 2, 2016, OceanFirst completed the Cape acquisition. Pursuant to the terms of the definitive agreement governing the Cape acquisition, (i) a wholly-owned subsidiary of OceanFirst merged with and into Cape, with Cape surviving; (ii) immediately thereafter, Cape merged with and into OceanFirst, with OceanFirst surviving; and (iii) immediately thereafter, Cape Bank merged with and into OceanFirst Bank, with OceanFirst Bank surviving. The total consideration paid by OceanFirst in the Cape acquisition was $196.4 million, including cash consideration of $30.5 million.
Note 2. Basis of Presentation
The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with GAAP have been omitted pursuant to such rules and regulations. However, management believes that the disclosures are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial statements have been prepared based upon available information and certain assumptions that OceanFirst and Sun believe are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed, which could not be made at the time that this document was prepared, may differ materially from the preliminary estimates. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.
Business Combination with Sun
With respect to the Transactions, the unaudited pro forma condensed combined financial information assumes that the Transactions will be accounted for under the acquisition method of accounting with OceanFirst treated as the acquirer. Under the acquisition method of accounting, the identifiable assets and identifiable liabilities of Sun, as of the effective date of the Transactions, were recorded by OceanFirst at their respective estimated fair values and the excess of the merger consideration over the fair value of Sun’s net identifiable assets will be allocated to goodwill.
The unaudited pro forma condensed combined statement of financial condition as of September 30, 2017 reflects the Transactions assuming that the Transactions became effective as of September 30, 2017. The unaudited pro forma condensed combined statement of financial condition has been adjusted to reflect the preliminary allocation of the purchase price to identifiable net assets acquired in the Transactions. The estimated purchase price was calculated using the closing price of $26.45 per share of OceanFirst common stock on January 31, 2018. The final allocation of the purchase price will be determined after the filing of this amendment to OceanFirst’s Current Report on Form 8-K. This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. The purchase price allocation adjustments and related amortization reflected in the unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements. The final allocation of the purchase price will be determined after the filing of this amendment to OceanFirst’s Current Report on Form 8-K and after completion of a thorough analysis to determine the fair value of Sun’s tangible and identifiable intangible assets and liabilities as of January 31, 2018, the date that the Transactions were completed.
The unaudited pro forma condensed combined income statements for the periods ending December 31, 2016 and September 30, 2017 reflect the results of operations of OceanFirst giving effect to the Transactions as if they had become effective on January 1, 2016 and January 1, 2017, respectively, and combines OceanFirst’s historical results for both such periods with the historical results of Sun.
OceanFirst expects to incur costs associated with integrating Sun. Unless indicated otherwise, the unaudited pro forma condensed combined financial statements do not reflect nonrecurring transaction costs, the cost of any integration activities or the benefits that may result from synergies that may be derived from any integration activities.
Business Combinations with Ocean Shore and Cape
The Ocean Shore acquisition, which was consummated on November 30, 2016, and the Cape acquisition, which was consummated on May 2, 2016, were accounted for under the acquisition method of accounting with OceanFirst treated as the acquirer in each case. Under the acquisition method of accounting, the consideration paid by OceanFirst has been allocated to the assets acquired and liabilities assumed of Ocean Shore and Cape based upon their estimated fair values, net of tax. The excess of consideration paid over the fair values of net assets acquired has been recorded as goodwill.
The unaudited pro forma condensed combined statement of income for the period ending December 31, 2016 reflects the Ocean Shore acquisition and the Cape acquisition as if such transactions had been consummated at the beginning of such period and combines OceanFirst’s historical results for the year ended December 31, 2016 with historical results for the same period for Ocean Shore and Cape. Such historical financial information of Cape and Ocean Shore was based upon information that was publicly filed with the SEC for the periods prior to the completion of the Cape acquisition and the Ocean Shore acquisition, respectively, and on internal accounting records for the periods beginning on the date on which each of the Cape acquisition (with respect to Cape’s historical financial information) and the Ocean Shore acquisition (with respect to Ocean Shore’s historical financial information) was completed and, in each case, on December 31, 2016.
Unless indicated otherwise, the unaudited pro forma condensed combined statements of income do not reflect nonrecurring transaction costs, the cost of any integration activities or the benefits that may result from synergies that may be derived from any integration activities.

Note 3. Purchase Price Allocation
Below is a summary of the purchase price allocation that was used to develop the pro forma condensed combined balance sheet as of September 30, 2017.

	Sun (As Reported)	Adjustments to Reflect Acquisition of Sun	Sun (As Adjusted for Acquisition Accounting)
(in thousands)
Fair Value of Assets Acquired
Cash, and due from banks, interest-earning bank balances and restricted cash	$94,458	$(31,609)	$62,849
Securities and Federal Home Loan Bank Stock	271,584	(7,239)	264,345
Loans receivable, net and loans held for sale	1,574,498	(30,967)	1,543,531
Other assets	141,074	(2,780)	138,294
Deferred tax asset	47,872	27,469	75,341
Core deposit intangible	—	11,876	11,876
Total assets acquired	2,129,486	(33,250)	2,096,236
Fair Value of Liabilities Acquired
Deposits	1,682,494	(1,163)	1,681,331
Federal Home Loan Bank advances and other borrowings	142,784	(14,840)	127,944
Other liabilities	13,797	(2,339)	11,458
Total liabilities acquired	1,839,075	(18,342)	1,820,733
Net assets acquired	290,411	(14,908)	275,503
Purchase Price	—	—	474,930
Goodwill	$—	$—	$199,427

Pro Forma Adjustments

(a)
Adjustment reflects payment of transaction expenses of $31.6 million (which includes cash payments that were and are expected to be made to certain Sun executive officers pursuant to the terms of certain change in control agreements described) and payment of cash consideration of $72.4 million to Sun shareholders, representing $3.78 for each share of Sun common stock held by Sun shareholders.

(b)	Adjustment reflects the fair value discount on the securities portfolio.

(c)
Adjustment reflects elimination of Sun’s historical allowance for loan losses of $14.7 million, a fair value discount due to interest rates of $17.6 million, net of deferred fees, and a fair value discount due to credit of $28.5 million.

(d)	Adjustment reflects the fair value discount on premises and equipment.

(e)
Adjustment reflects the tax impact of pro forma accounting fair value adjustments. Also includes $23.7 million representing part of Sun’s unrecognized net operating loss carryforward for federal taxes which can be utilized by OceanFirst. For more information regarding Sun’s deferred tax asset, see Sun’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2017.

(f)
Adjustment reflects the fair value of acquired core deposit intangible. The core deposit intangible is calculated as the present value of the difference between a market participant’s cost of obtaining alternative funds and the cost to maintain the acquired deposit base. Deposit accounts that are evaluated as part of the core deposit intangible include demand deposit, money market and savings accounts.

(g)
Adjustment reflects the excess of the purchase price over the fair value of net assets acquired, net of Sun’s existing goodwill balance. The stock portion of the purchase price is based upon $26.45 per share, the closing price of OceanFirst Common Stock on January 31, 2018.

(h)	Adjustment reflects the fair value discount on time deposits which was calculated by discounting future contractual payments at a current market interest rate.

(i)	Adjustment reflects the fair value discount on borrowings which was calculated by discounting future contractual payments at a current market interest rate.

(j)	Adjustment reflects elimination of Sun’s historical allowance for off-balance sheet liabilities.

(k)	Adjustment reflects the fair value discount on lease obligations which was calculated by discounting future contractual payments at current market lease rates.

(l)	Adjustment reflects elimination of Sun’s historical stockholder’s equity and the issuance of shares of OceanFirst common stock by OceanFirst as a component of the merger consideration.

(m)
Interest income on loans was adjusted to reflect the difference between the contractual interest rate earned on loans and estimated discount accretion over the remaining life of the acquired loans based on current market yields for similar loans.

(n)
Interest income on securities was adjusted to reflect the difference between the contractual interest rate earned on securities and estimated premium (amortization)/discount accretion over the remaining life of the securities based on current market yields for similar securities.

(o)	Interest expense on time deposits was adjusted to reflect the (amortization)/accretion of the estimated fair value premium/discount over the remaining life of the time deposits.

(p)	Interest expense on borrowings was adjusted to reflect the (amortization)/accretion of the estimated fair value premium/discount over the remaining life of the borrowings.

(q)	Occupancy expense was adjusted to reflect the amortization/(accretion) of the fair market value premium/discount on premises and equipment and lease obligations over the remaining life or lease term.

(r)	Adjustment reflects the amortization of core deposit intangible over an estimated ten year useful life and calculated on a sum of the years digits basis.

(s)	Adjustment to remove the merger related expenses related to the Cape acquisition, the Ocean Shore acquisition, and the Sun acquisition.

(t)	Adjustment reflects the tax impact of the pro forma purchase accounting adjustments.

(u)	Adjustment reflects the conversion of weighted average shares (basic and diluted) into equivalent shares of OceanFirst common stock based on the respective merger exchange ratios.